          ESCROW AGREEMENT, made as of this 10th day of February, 1995 by and between Blodnick, Abramowitz and Blodnick, as Escrow Agent ("Escrow Agent"), PAUL BUTTON ("Sutton") individually and as a representative of LMA Ltd., ("LMA"), and DAVID GREENBERG ("David"), JOAN GREENBERG ("Joan") and HERB GREENBERG ("Herb") (collectively the "Greenbergs").

          WHEREAS, the parties hereto have entered into a letter agreement of OPTION AND RIGHT OF FIRST REFUSAL (the "Option Agreement") relating to Rocky Mount Undergarment Co., Inc. (the "Company"); and

          WHEREAS, the parties hereto have also entered into an INDUCEMENT AGREEMENT (the "Inducement Agreement");

          WHEREAS, the Option Agreement provides, in part, for the escrow with the Escrow Agent of the Pledged Stock, as defined in the Option Agreement as security for the performance by the Greenbergs under the Option Agreement and the Inducement Agreement; and

          WHEREAS, the parties intend hereby to satisfy the provisions of escrow provided for therein.

          NOW, THEREFORE,

          1. Escrow Agent acknowledges receipt of the certificates delivered by the Greenbergs representing shares of the Common Stock of the Company, (the "Shares") copies of which are attached hereto, aggregating 456,678 (Four Hundred and Fifty-Six Thousand and Six Hundred and Seventy-Eight) Shares.

          2. Each of David, Joan and Herb agree to promptly search for the certificates representing the balance of their Shares, and to exercise their individual best efforts to obtain such certificates from third parties, to the extent that the same are held in street name, and to turn such additional certificates over to the Escrow Agent, as and when located, and Escrow Agent shall acknowledge receipt of any such additional certificates, as and when the same are received by such Escrow Agent.

          3. Certificates held in IRA Accounts are not part of this Escrow Agreement and shall not be deposited with the Escrow Agent.

          4. The Escrow Agent shall hold any and all certificates deposited with it in accordance with this Escrow Agreement, and as provided by the terms and conditions of the Option Agreement.

          5. Any certificates representing Shares which are held by the Escrow Agent as of February 10, 2000 shall be returned to the Greenbergs, each such certificate to the then registered owner thereof.

          6. The Escrow Agent shall have no liability whatsoever to any party, otherwise than as arising from its gross negligence, or its intentional misconduct, in the distribution of any of the certificates representing the Shares.

          7. The parties may, on mutual written consent, appoint a successor escrow agent. In addition, the parties agree that the Company shall have the right to appoint a successor escrow agent on consent of the parties, which shall not be unreasonably withheld.


                                          /s/      DAVID GREENGERG
                                          -----------------------------------
                                                   DAVID GREENBERG

                                          /s/      JOAN GREENBERG
                                          -----------------------------------
                                                   JOAN GREENBERG

                                          /s/      HERB GREENBERG
                                          -----------------------------------
                                                   HERB GREENBERG





    Accepted and Agreed this
    10th day of February, 1995


    By: /s/  PAUL SUTTON
      -------------------------
             PAUL SUTTON


    LMA LTD.

    By:
       ------------------------
         Authorized Signatory


    BLODNICK, ABRAMOWITZ & BLODNICK


    By:
       -------------------------
            Escrow Agent





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